UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 16, 2018

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 16, 2018, REV Group, Inc. (the “Company”) is hosting an Investor Day in Orlando, FL that will feature a Product Walk of 50 vehicles on display as well as formal presentations that will begin at 10:30am Eastern Time. The conference is by invitation only and registration is required.

In connection with the Investor Day, the Company has posted an updated corporate presentation to its website at investors.revgroup.com, which includes, among other disclosures, guidance for the Company’s first quarter of fiscal year 2018 and updates with respect to the Company’s full-year fiscal 2018 guidance. A copy of the updated corporate presentation is also attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Investor Day meetings will be simultaneously webcast on the “Investors” section of the Company’s website. The archived replay of the webcast will be available on the Company’s website for 1 year.

The information contained in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 shall be deemed furnished, and not filed:

99.1       REV Group, Inc. Investor Day Presentation dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: January 16, 2018	By:	/s/ Pamela S. Krop
Pamela S. Krop
General Counsel